UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
____________________________________________________________

Date of Report (Date of earliest event reported): March 16, 2015

MARATHON PATENT GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-54652	01-0949984
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11100 Santa Monica Blvd., Ste. 380 Los Angeles, CA	90025
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 232-1701

(Former name or former address, if changed since last report)

Copies to:
Harvey J. Kesner, Esq.
61 Broadway, 32nd Floor
New York, New York 10006
Telephone: (212) 930-9700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01	NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING.

On March 16, 2015, Marathon Patent Group, Inc. (the “Company”) received notice (the “Notice”) from The NASDAQ Stock Market LLC (“Nasdaq”) that due to the resignation of Stuart Smith from the Company’s Board of Directors for personal reasons, effective March 3, 2015, the Company no longer complies with Nasdaq’s audit committee requirements as set forth in Listing Rule 5605 (the “Listing Rules”).

However, consistent with Listing Rule 5605(c)(4), Nasdaq will provide the Company a cure period in order to regain compliance as follows:

●	until the earlier of the Company’s next annual shareholders’ meeting or March 3, 2016; or
●	if the next annual shareholders’ meeting is held before August 31, 2015, then the Company must evidence compliance no later than August 31, 2015.

As described in Item 3.02 below, the Company has already appointed replacement for Mr. Smith that satisfies the independence requirements under the Listing Rules.

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES.

The information set forth in Item 5.02 is incorporated by reference into Item 3.02.

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Election of New Director

On March 18, 2015, the Board appointed Mr. Dirk Tyler to fill the vacancy on the Board.  The Board has determined that Mr. Tyler qualifies as an independent director under the rules of the NASDAQ Stock Market LLC. Mr. Tyler will serve as a member of the Compensation Committee, the Audit Committee and the Nominating and Corporate Governance Committee.

There is no family relationship between Mr. Tyler and any of our other officers and directors.  There are no understandings or arrangements between Mr. Tyler and any other person pursuant to which Mr. Tyler was appointed as director.

Dirk Tyler, Age 57, has a background in private equity, venture capital and mergers & acquisitions. He has been serving as a Managing Director of Vulano Group, a leading technology and intellectual property development company since 2007. Prior to Vulano Group, he founded M2P Capital, LLC, a Denver based private equity firm, where he has served as partner since 2002. Prior to forming M2P Capital, he was a partner in Taleria Ventures, a venture firm engaged in early stage investing and start-up management. In 1988, he founded BACE Industries; a company that executed buy and build strategies in the manufacturing, distribution, business services, and technology industries.  In addition, he serves as a director and adviser to numerous private companies and is a director of The American Institute for Avalanche Research and Education, Colorado Outward Bound School and The American Mountain Guides Association. He graduated from the Colorado College in 1980 with a BA degree. The Board believes Mr. Tyler’s qualifications to sit on the Board include his significant experience with mergers and acquisitions, intellectual property (acquisition, licensing and litigation) and leadership of business organizations.

Grant of Stock Options

Pursuant to Mr. Tyler's appointment to the Company’s Board of Directors, the Board approved the issuance of options to purchase 20,000 shares of the Company’s common stock pursuant to the Company’s 2014 Equity Incentive Plan (the “Options”), subject to shareholder approval. The exercise price of the Options equals the closing price of the Company’s common stock on March 18, 2015, which was $6.61 per share.  The Options have an expiration date of March 18, 2020 and will vest pro rata on a monthly basis over a twelve-month period commencing March 18, 2015, provided that Mr. Tyler remains a member of the Board on a continuous basis through each vesting date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  March 19, 2015

MARATHON PATENT GROUP, INC.

By:	/s/ Francis Knuettel II
Name: Francis Knuettel II
Title: Chief Financial Officer